UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2023

SoundThinking, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38107	47-0949915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

39300 Civic Center Dr. Suite 300
Fremont, California		94538
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 510 794-3100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.005 per share	SSTI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 3, 2023, the board of directors (the “Board”) of SoundThinking, Inc. (the “Company”) approved and adopted the Company’s Amended and Restated Bylaws (as amended, the “Amended and Restated Bylaws”), effective immediately. The amendments effected by the Amended and Restated Bylaws, among other things, including the following principal changes:

•
Advance Notice – Universal Proxy. The amendments address the universal proxy rules adopted by the U.S. Securities and Exchange Commission pursuant to Rule 14a-19 under the Securities Exchange Act of 1934, as amended (“Rule 14a-19”), including requiring (i) any stockholder submitting a nomination notice to make a representation as to whether such stockholder intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 and to provide reasonable evidence that certain requirements of such rule have been satisfied, and (ii) the nomination of each proposed director nominee other than the Company’s nominees be disregarded (notwithstanding that the nominee is included as a nominee in the Company’s proxy statement, notice of meeting or other proxy materials for any stockholder meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Company (which proxies and votes shall be disregarded)) if, after a stockholder provides notice pursuant to Rule 14a-19, such stockholder subsequently fails to comply with the requirements of Rule 14a-19 or fails to timely provide reasonable evidence that certain requirements of such rule have been satisfied. Further, any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, with the white proxy card being reserved for the exclusive use by the Board.
•
Advance Notice – Informational and Disclosure Requirements. The amendments revise the advance notice disclosure requirements contained in the Amended and Restated Bylaws to require the stockholder proposing business or nominating directors to provide certain additional background information and disclosures regarding the proposing stockholders, proposed nominees and business, and other persons related to a stockholder’s solicitation of proxies. Additionally, the Amended and Restated Bylaws require any candidate for the Board nominated by a stockholder to provide certain representations regarding the absence of certain voting commitments, disclosure of compensation for service, compliance with the Company’s corporate governance and other policies, and intent to serve the entire term.
•
Advance Notice – Other. The amendments prohibit stockholders from submitting more nominees than the number of directors up for election at the applicable meeting. The amendments also provide that whenever a document or information must be delivered to the Company under the advance notice provisions such document or information must be in writing exclusively (and not in an electronic transmission) and must be delivered exclusively by hand or by certified or registered mail, return receipt requested.
•
Other Updates. The Amended and Restated Bylaws also include the following additional updates: (i) revisions relating to adjournment procedures for meetings of stockholders, including to address recent amendments to the Delaware General Corporation Law (“DGCL”), (ii) elimination of the requirement to make a stockholder list available for examination at meetings of stockholders as provided for by recent DGCL amendments and (iii) changes to terms of indemnification of directors and executive officers.

The Amended and Restated Bylaws also includes various other updates, including certain technical, conforming and clarifying changes. The foregoing description of the changes contained in the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of SoundThinking, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SoundThinking, Inc.

Date: November 9, 2023	By:	/s/ Ralph A. Clark
Ralph A. Clark
President and Chief Executive Officer